Exhibit 1.1

Assured Guaranty US Holdings Inc.

Assured Guaranty Ltd.

__% Senior Notes due 20__

Underwriting Agreement

May ___,2004

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

As representatives of the several Underwriters

named in Schedule I hereto,

Ladies and Gentlemen:

Assured Guaranty US Holdings Inc., a Delaware corporation (the “Issuer”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as representatives (in such capacity, the “Representatives”), $200,000,000 principal amount of its ___% Senior Notes due 20__ (the “Securities”), to be issued under an indenture, dated as of May 1, 2004, (the “Indenture”), among the Issuer, Assured Guaranty Ltd., a Bermuda company (the “Guarantor”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

Pursuant to the Indenture, the Guarantor has agreed to fully, irrevocably and unconditionally guarantee (the “Guarantees”), to each holder of the Securities and to the Trustee, (1) the full and punctual payment of principal of, premium, if any, interest and any Additional Amounts (as defined in the Indenture) in respect thereof on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture and the Securities and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture and the Securities.

1.            Each of the Issuer and the Guarantor, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)          A joint registration statement on Form S-1 (File No. 333-115173; together with pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Securities and the Guarantees has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Issuer, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(b)          No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Registration Statement as declared effective or filed with the Commission pursuant to Rule 424(a), at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer and the Guarantor by an Underwriter through the Representatives expressly for use therein;

(c)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or (2) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer and the Guarantor by an Underwriter through the Representatives expressly for use therein;

(d)          Neither the Guarantor nor any of its subsidiaries (including the Issuer) has sustained since the date of the latest audited financial statements included in the

Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the share capital or capital stock, as the case may be, or long-term debt of the Guarantor or any of its subsidiaries (including the Issuer) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries (including the Issuer), taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

(e)          Neither the Guarantor nor any of its subsidiaries (including the Issuer) holds legal title to any real property, except for such real property as would not be material to the operations of the Guarantor or any of its subsidiaries (including the Issuer) or the performance of the obligations of the Issuer and Guarantor under this Agreement; all of the leases, subleases and licenses under which the Guarantor or any of its subsidiaries (including the Issuer) holds real properties described in the Prospectus, are in full force and effect, and neither the Guarantor nor any subsidiary (including the Issuer) has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Guarantor or any subsidiary (including the Issuer) under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Guarantor or such subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, financial condition, shareholders’ equity, business prospects or results of operations of the Guarantor and its subsidiaries (including the Issuer) taken as a whole (a “Material Adverse Effect”);

(f)           The Guarantor has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(g)          Each subsidiary (including the Issuer) of the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(h)          The Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of share capital of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of share capital of each subsidiary of the Guarantor (including the Issuer) have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(i)           This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor;

(j)           The Indenture has been duly authorized by the Issuer and the Guarantor, has been duly qualified under the Trust Indenture Act and, when executed and delivered by the Issuer and the Guarantor and assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding agreement of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(k)          The Securities and the Guarantees have been duly authorized by the Issuer and the Guarantor, respectively, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer and the Guarantor, respectively, entitled to the benefits of the Indenture, enforceable against the Issuer and the Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).  The Securities will be in the form contemplated by the Indenture;

(l)           The compliance by the Issuer and the Guarantor with all of the provisions of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Issuer) is a party or by which the Guarantor or any of its subsidiaries (including the Issuer) is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries (including the Issuer) is subject, (ii) the provisions of the Memorandum of Association or the Bye-laws of the Guarantor or the Certificate of Incorporation or the bylaws of the Issuer or (iii) any statute or any rule or regulation or order, judgment or decree of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries (including the Issuer) or any of their respective properties, except, in the case of clauses (i) and (iii) above, for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (“Governmental Authorizations”) is required for the sale of the Securities or the consummation by the Issuer and the Guarantor of the transactions contemplated by this Agreement, the Indenture, the Securities and the Guarantees,

except (A) the registration under the Act of the Securities and the Guarantees, (B) the qualification under the Trust Indenture Act, (C) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (D) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by or for the account of the Underwriters;

(m)         Neither the Guarantor nor any of its subsidiaries (including the Issuer) is (i) in violation of its Memorandum of Association or Bye-laws or comparable organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(n)          Each of the Guarantor and its subsidiaries (including the Issuer) possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Prospectus, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no pending, or to the Issuer’s and the Guarantor’s knowledge, threatened action, suit, proceeding or investigation against or involving the Guarantor and its subsidiaries (including the Issuer), and neither the Issuer nor the Guarantor knows of any reasonable basis for any such action, suit, proceeding or investigation, that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit, except for such revocation, modification, termination, suspension or other material impairment that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o)          Except as described in the Prospectus, each of the Guarantor and its insurance subsidiaries is duly registered, licensed or admitted as an insurer or reinsurer or as an insurance holding company, as the case may be, under applicable insurance holding company statutes or other insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Prospectus, except where the failure to be so registered, licensed or admitted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Prospectus, each of the Guarantor and its insurance subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all insurance regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as otherwise described in the Prospectus, none of the Guarantor nor any of its insurance subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Guarantor or any of its insurance subsidiaries to conduct its business as currently conducted, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as otherwise described in the Prospectus, no insurance regulatory authority has issued to the Guarantor or any subsidiary (including the Issuer) any order impairing, restricting or prohibiting (A) the payment of dividends by any of the Guarantor’s subsidiaries (including the Issuer), (B) the making of a distribution on any subsidiary’s (including the Issuer’s) share capital, (C) the repayment to the Guarantor of any loans or advances to any of its subsidiaries (including the Issuer) from the Guarantor, (D) the repayment to the Issuer of any loans or advances to any of its subsidiaries from the Issuer, or (E) the transfer of any of the Guarantor’s subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor (including the Issuer).  Each of the Guarantor, the Issuer, Assured Guaranty Re International Ltd., Assured Guaranty Re Overseas Ltd., Assured Guaranty Mortgage Insurance Company, Assured Guaranty Corp. and Assured Guaranty (UK) Ltd. maintains its books and records in accordance with all applicable Insurance Laws, except where the failure to so maintain its books and records would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p)          Any tax returns required to be filed by the Guarantor or any of its subsidiaries (including the Issuer) in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect; no deficiency assessment with respect to a proposed adjustment of the Guarantor’s or any of its subsidiaries’ (including the Issuer’s) taxes is pending or, to the best of the Guarantor’s and the Issuer’s knowledge, threatened; and there is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Guarantor or any of its subsidiaries (including the Issuer);

(q)          Each of the Guarantor, Assured Guaranty Re International Ltd. and Assured Guaranty Re Overseas Ltd. has received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asst, gain or appreciation, or any tax of the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Guarantor, Assured Guaranty Re International Ltd. or Assured Guaranty Re Overseas Ltd. or any of the their operations or their shares, debentures or other obligations, until 28 March 2016 (subject to certain provisos expressed in such assurance), and the Guarantor has not received any notification to the effect (and is not otherwise aware) that such assurances may be revoked or otherwise not honored by the Bermuda government;

(r)           Assured Guaranty Barbados Holdings Ltd. (“Assured Guaranty Barbados”) has received from the Barbados Minister of Industry and International Business a guarantee that the benefits and exemptions contained in the International Business Companies Act will apply to Assured Guaranty Barbados for 15 years;

(s)          The Guarantor and the Issuer do not believe that (1) either the Guarantor or any of its subsidiaries (including the Issuer) currently should be, or upon the sale of the Securities herein contemplated should be, (A) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Code, (B) considered a “foreign personal holding company” as defined in Section 552 of the Code, (C) characterized as a “personal holding company” as defined in Section 542 of the Code, (D) except for the Issuer, Assured Guaranty Financial Products Inc., Assured Guaranty Corp., Assured Guaranty Overseas US Holdings Inc., Assured Guaranty Re Overseas Ltd., Assured Guaranty Risk Assurance Company and Assured Guaranty Mortgage Insurance Company, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code or (E) except for Assured Guaranty Finance Overseas Ltd. and Assured Guaranty (UK) Ltd., characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (2) any U.S. person who owns shares of the Guarantor directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Guarantor or any of its non-U.S. subsidiaries;

(t)           Assured Guaranty Re International Ltd. and Assured Guaranty (UK) Ltd. intend to operate in a manner that is intended to ensure that the related person insurance income of each such company does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future;

(u)          The statements set forth in the Prospectus under the caption “Description of Notes and Guarantees,” insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Material Tax Considerations,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are true, accurate and complete in all material respects. The Indenture, the Securities and this Agreement will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement;

(v)          The Guarantor and its subsidiaries (including the Issuer) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general, or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(w)         Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries (including the Issuer) is a party or of which any property of the Guarantor or any of its subsidiaries (including the Issuer) is the subject which, if determined adversely to the Guarantor or any of its subsidiaries (including the Issuer), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Guarantor’s and Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(x)          There are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus which have not been so filed or described as required;

(y)          Neither the Issuer nor the Guarantor is and, after giving effect to the offering and sale of the Securities, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(z)          None of the Underwriters or any subsequent purchasers of the Securities is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Underwriters or to any subsequent purchasers;

(aa)         There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to (1) the payment of interest or principal on the Securities by the Issuer or the Guarantor (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (2) the payment of dividends, interest or principal by the any of the Guarantor’s subsidiaries (including the Issuer) to such subsidiary’s parent company. The BMA has designated the Guarantor, Assured Guaranty Re International Ltd. and Assured Guaranty Re Overseas Ltd. (Assured Guaranty Re International Ltd. and Assured Guaranty Re Overseas Ltd. are collectively referred to as the “Bermuda Subsidiaries”) as non-resident for exchange control purposes.  Each of the Guarantor and the Bermuda Subsidiaries are “exempted companies” under Bermuda law and have not (A) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (B) acquired and do not hold land by way of lease or tenancy which is acquired for its business and held for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authorization of the Minister of Finance of Bermuda, (C) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (D) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (E) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law.  None of the Guarantor or any of the Bermuda Subsidiaries has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Securities, or its status as an “exempted company” under Bermuda law;

(bb)        PricewaterhouseCoopers LLP, who have certified certain financial statements of the Guarantor and its subsidiaries (including the Issuer) are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

(cc)        The financial statements and any supplementary financial information and schedules of the Guarantor and its subsidiaries (including the Issuer) included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

2.            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, the Securities, in the respective principal amounts set forth opposite such Underwriter’s name in Schedule I hereto, at a purchase price equal to ____% of the principal amount thereof plus accrued interest, if any, from _____, 2004 to the date of payment and delivery (the “Purchase Price”).

3.            (a)  Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on _____, 2004, or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Certificates for the Securities shall be in global form and registered in such names and in such denominations as the Representatives may request upon at least forty eight hours’ prior notice to the Issuer.  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives, of the Purchase Price thereof to or upon the order of the Issuer by wire transfer payable in immediately available funds to an account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(b)  The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 6(j) hereof, will be delivered at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian, on the Closing Date.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

4.            The Issuer and the Guarantor agree with each of the Underwriters:

(a)          to prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b)          promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Issuer nor the Guarantor shall be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)          prior to 2:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectusin order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          to make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Issuer and the Guarantor, Rule 158);

(e)          during a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you (i) as soon as they are available (unless they are made publicly available through the Commission’s EDGAR filing system), copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Issuer is listed; and (ii) such additional information concerning the business and financial condition of the Guarantor and the Issuer as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries (including the Issuer) are consolidated in reports furnished to the Guarantor’s shareholders generally or to the Commission);

(f)           to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(g)          if the Issuer elects to rely upon Rule 462(b), the Issuer shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Issuer shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(h)          The Issuer and the Guarantor will not, without the prior written consent of Banc of America Securities LLC and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Guarantor or any of its subsidiaries, including the Issuer (other than the Securities), which are substantially similar to the Securities, nor publicly announce an intention to effect any such transaction, on or prior to the Closing Date.

(i)           The Issuer will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

5.            The Issuer and the Guarantor covenant and agree with the several Underwriters that the Issuer and the Guarantor will pay all expenses incident to the performance of the obligations of the Issuer and the Guarantor under this Agreement, including (i) the costs associated with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the costs associated with the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the costs associated with the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors or agents (including transfer agents and registrars) to the Issuer, as well as the fees and disbursements of the Trustee and any Depositary, and their respective counsel, (v) the preparation, printing and filing of, and delivery to the Underwriters of copies of each Preliminary Prospectus, and the Prospectus and any amendments or supplements thereto, (vi) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (vii) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(b) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (such fees and disbursements not to exceed $10,000), (viii) the cost of making the Securities eligible for clearance and settlement through the facilities of The Depository Trust Company; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

6.            The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Closing Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuer and of the Guarantor herein are, at and as of the Closing Date, true and correct, the condition that the Issuer and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; if the Issuer has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, shall have furnished to you their written opinion, dated the Closing Date, with respect to the matters covered in paragraphs (viii) with respect to the statements under the captions “Description of Notes and Guarantees” and “Underwriting,” and (xii) of

subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Mayer, Brown, Rowe & Maw LLP, U.S. counsel for the Issuer and the Guarantor, or an affiliate thereof, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i)           this Agreement has been duly authorized, executed and delivered by the Issuer; the compliance by the Issuer and the Guarantor with all of the provisions of this Agreement, the Indenture, the Securities and the Guarantees and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of (1) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, (2) the certificate of incorporation and bylaws of the Issuer, (3) any United States federal or New York State statute, rule or regulation which, in such counsel’s opinion, based on such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement (“United States Applicable Laws”), except that such counsel need not express any opinion with respect to state securities laws, or (4) any order, judgment or decree known to such counsel following inquiry of the Issuer’s and the Guarantor’s management of any United States federal or New York State court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries (including the Issuer) or any of their properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect;
(ii)          based upon its review of the United States Applicable Laws, no consent, approval, authorization, order, registration or qualification of or with any United States federal or New York state court or governmental agency or body is required for the sale of the Securities or the consummation by the Issuer and the Guarantor of the transactions contemplated by this Agreement, the Indenture, the Securities and the Guarantees, except for (1) the registration under the Act of the Securities and the Guarantees and the qualification under the Trust Indenture Act of the Indenture, (2) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (3) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Issuer and the Guarantor) in the transactions contemplated by this Agreement or the Indenture or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties;
(iii)        each of the U.S. insurance subsidiaries has all necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all New York and Maryland insurance regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or their failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(iv)         each of the Issuer, Assured Guaranty Mortgage Insurance Company, Assured Guaranty Corp., Assured Guaranty Financial Products, Inc., Assured Guaranty Risk Assurance Company and Assured Guaranty Overseas US Holdings, Inc. (collectively, the “U.S. Subsidiaries”) is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of share capital of each such subsidiary (except for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;
(v)          each of Assured Guaranty (UK) Ltd. and Assured Guaranty Finance Overseas Ltd. (collectively the “U.K. Subsidiaries”) is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and, based solely upon such counsel’s review of the share register or, in the absence of such share register, share certificate(s) and relevant board resolutions of each such subsidiary, all of the issued shares of share capital of each such subsidiary (except for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;
(vi)         all of the issued shares of share capital (except for directors’ qualifying shares) of each of Assured Guaranty Corp., Assured Guaranty Financial Products, Inc., Assured Guaranty Risk Assurance Company, and Assured Guaranty (UK) Ltd. (with respect to Assured Guaranty (UK) Ltd., based solely upon such counsel’s review of the share register or, in the absence of such share register, share certificate(s) and relevant board resolutions of such subsidiary) are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims;
(vii)        the Indenture has been duly authorized, executed and delivered by the Issuer, has been duly qualified under the Trust Indenture Act, and (assuming due authorization, execution and delivery thereof by the Guarantor and the Trustee) constitutes a legal, valid and binding instrument enforceable against the Issuer and the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly authorized by the Issuer and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law)

and entitled to the benefits of the Indenture; and, assuming the Guarantees have been duly authorized by the Guarantor, the Guarantees, when the Securities have been duly executed in the manner contemplated in the Indenture and issued and delivered to the Underwriters in accordance with the provisions of this Agreement, will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).  The Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Indenture;
(viii)       the statements set forth in the Prospectus under the caption “Description of Notes and Guarantees,” and under the caption “Business—Regulation—United States,” insofar as they purport to constitute a summary of the United States legal matters referred to therein, are accurate, complete and fair; and the Indenture, the Securities and the Guarantees conform to the descriptions thereof contained in the Prospectus in all material respects;
(ix)         the discussion contained in the Prospectus under the captions “Material Tax Considerations—United States” constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the Securities by U.S. Holders (as defined in the Prospectus) that are not otherwise excepted in the Prospectus and who acquire Securities in the offering described in the Prospectus;
(x)          to the extent that the laws of the State of New York are applicable, the Guarantor (A) has validly submitted to the exclusive jurisdiction of any New York State or Federal court sitting in The City of New York (the “New York Court”) over any suit, action or proceeding arising out of or relating to the Underwriting Agreement, the Prospectus, the Registration Statement or the offering of the Securities, and (B) has validly waived any objection to the venue of a proceeding in any such New York Court, assuming the due authorization, execution and delivery of the Underwriting Agreement by or on behalf of the Underwriters.
(xi)         Neither Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company,” as such term is defined in the Investment Company Act; and
(xii)        the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Issuer prior to the Closing Date (other than the financial statements and related schedules, and other financial data therein, as to which such counsel need express no opinion) comply or will comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

               Such counsel shall also state that it has examined various documents and participated in conferences with representatives of the Issuer and its accountants and with representatives of the Underwriters and their counsel at which times the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or making any representation that it has independently verified or checked the accuracy, completeness or fairness of such statements, except as set forth above subsections (viii) and (ix) above, no facts have come to the attention of such counsel that cause such counsel to believe that (1) the Registration Statement or any further amendment thereto made by the Issuer prior to the Closing Date (other than financial statements and supporting schedules and other financial data included in or omitted from the Registration Statement), as of the effective date of the Registration Statement or such further amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus or any further amendment or supplement thereto made by the Issuer prior to the Closing Date (other than financial statements and supporting schedules and other financial data included in or omitted from the Prospectus), as of the date of the Prospectus or any such amendment or supplement thereto or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

(d)          Conyers, Dill & Pearman, special Bermuda counsel for the Guarantor, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i)           the Guarantor is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);
(ii)          the Guarantor has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Guarantees and to conduct its business as a holding company as described in the Prospectus.  The execution and delivery of this Agreement and the Indenture by the Guarantor and the performance by the Guarantor of its obligations hereunder and thereunder will not violate the memorandum of association or bye-laws of the Guarantor nor any applicable law, rule, regulation, order, judgment or decree in Bermuda;
(iii)        the Guarantees have been duly authorized by the Guarantor and will constitute legal, valid and binding obligations of the Guarantor under

Bermuda law, enforceable against the Guarantor in accordance with their terms and be entitled to the benefits of the Indenture;
(iv)         each of the Bermuda Subsidiaries is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has the necessary corporate power and authority to conduct its business as described in the Prospectus;
(v)          the Guarantor has taken all corporate action required to authorize its execution, delivery and performance of this Agreement, the Indenture and the  Guarantees.  This Agreement and the Indenture have been duly executed and delivered by or on behalf of the Guarantor, and the Agreement, the Indenture and the  Guarantees constitute the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms thereof;
(vi)         no order, consent, approval, licence, authorization or validation of, filing with or exemption by any government or public body or authority of Bermuda or any subdivision thereof is required to authorize or is required in connection with  the authorization, execution or filing of the Registration Statement, the execution, delivery, performance and enforcement of this Agreement, the Indenture or the Guarantees, except such as have been duly obtained or filed in accordance with Bermuda law;
(vii)        based solely upon a review of copies of the Certificates of Registration issued to each of the Bermuda Subsidiaries by the Bermuda Monetary Authority pursuant to the Insurance Act 1978 of Bermuda (the “Insurance Act”) and the Certificates of Compliance issued by the Bermuda Monetary Authority and the Registrar of Companies in Bermuda, each of the Bermuda Subsidiaries is registered in Bermuda under the Insurance Act to carry on general business as a Class 3 insurer and to carry on long-term business in accordance with the provisions of the Insurance Act and the conditions attached to their respective registration licenses;
(viii)       each of the Guarantor and the Bermuda Subsidiaries has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, are free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction;
(ix)         based solely upon a review of the register of members of Assured Guaranty Re International Ltd. on a specified date, certified by the Secretary of Assured Guaranty Re International Ltd. on as specified date, the issued share capital of the Assured Guaranty Re International Ltd. consists of 1,377,587 common shares each having a par value of $1.00 (“Assured Guaranty Re International Shareholding”), each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof  in connection with the issue thereof)

and the Guarantor is the registered holder of the Assured Guaranty Re International Shareholding;
(x)          based solely upon a review of the register of members of   Assured Guaranty Re Overseas Ltd. on a specified date, certified by the Secretary of Assured Guaranty Re Overseas Ltd. on a specified date, the issued share capital of the Assured Guaranty Re Overseas Ltd. consists of 1,000,000 common shares each having a par value of $1.00 (“Assured Guaranty Re Overseas Shareholding”), each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof  in connection with the issue thereof) and the Assured Guaranty Overseas US Holdings Inc. is the registered holder of the Assured Guaranty Re Overseas Shareholding;
(xi)         except for the statement dealing with the issue and grant of work permits by the Bermuda government to the Guarantor’s Bermuda-based employees under “Business—Regulation—Bermuda” in the Registration Statement, verification of which is beyond the scope of this opinion, the statements contained in the Prospectus under the captions “Business—Regulation—Bermuda,” and “Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters” and in the Registration Statement under the caption “Item 14 — Indemnification of Directors and Officers,” to the extent they constitute statements of Bermuda law, are accurate in all material respects;
(xii)        the Company has received an assurance from the Minister of Finance in Bermuda under The Exempted Undertakings Tax Protection Act 1966 that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or any of its operations or its shares, debentures or other obligations of the Company until March 28, 2016 (subject to certain provisos expressed in such assurance);
(xiii)      the consummation of the transactions contemplated by this Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained in this Agreement) will not, subject to compliance with Section 39A(2A) of the Companies Act 1981, constitute unlawful financial assistance by the Guarantor under Bermuda law;
(xiv)       it is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement, the Indenture and the Guarantees that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that this Agreement, the Indenture or the Guarantees create a charge over assets of the Guarantor, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of U.S. $490 will be payable in respect of the registration.
While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:
(1)          it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and
(2)          the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

               However, as this Agreement is governed by the laws of the State of New York (“New York Laws”), the question of whether it would possess these particular characteristics would be determined under the New York Laws;

(xv)        this Agreement, the Indenture and the Securities will not be subject to ad valorem stamp duty in Bermuda;
(xvi)       based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Guarantor or the Bermuda Subsidiaries, or any legal or governmental proceedings pending in Bermuda to which the Guarantor or any of the Bermuda Subsidiaries are subject;
(xvii)      based solely on a search of the public records in respect of the Guarantor and the Bermuda Subsidiaries maintained at the offices of the Registrar of Companies at a specified time and date (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganization of, the Guarantor or any of the Bermuda Subsidiaries, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings;
(xviii)     the choice of New York Laws as the governing law of this Agreement, the Indenture and the Guarantees is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in this Agreement, the Indenture and the Guarantees to the non-exclusive jurisdiction of the New York Courts is valid and binding upon the Guarantor; and
(xix)       the courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Guarantor based upon this Agreement, the Indenture or the Guarantees under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(e)          James Michener, Esq., general counsel of the Guarantor and the Issuer, shall have furnished to you his written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i)           there are no legal or governmental proceedings pending or threatened against or affecting the Guarantor or any of its subsidiaries (including the Issuer) or any of their respective assets or properties, that is required to be described in the Registration Statement or the Prospectus and is not so described nor is there any contract or other document that is required to be described in the Registration Statement or Prospectus, or to be field as an exhibit to the Registration Statement, that is not so described or filed, as required;
(ii)          none of the U.S. Subsidiaries is in violation of its Articles of Incorporation or By-laws or comparable organizational documents;
(iii)        neither the Guarantor nor any of the Bermuda Subsidiaries is in violation of its Memorandum of Association or Bye-laws;
(iv)         the compliance by the Guarantor and the Issuer with all of the provisions of this Agreement, the Indenture, the Securities and the Guarantees and the consummation of the transactions contemplated herein and therein will not conflict with any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Issuer) is a party or by which it or any of its properties may be bound; and
(v)          no consent, approval, authorization, order, registration or qualification of or with any Maryland state court or governmental agency or body is required for the sale of the Securities or the consummation by the Guarantor and the Issuer of the transactions contemplated by this Agreement, the Indenture, the Securities and the Guarantees, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Issuer and the Guarantor) in the transactions contemplated by this Agreement, the Indenture, the Securities or the Guarantees or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties.

It is agreed and acknowledged that the opinion set forth in paragraph (v) above maybe rendered by counsel employed by the Guarantor and working under the supervision of Mr. Michener.

(f)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(g)          (i)  Neither the Guarantor nor any of its subsidiaries (including the Issuer) shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the share capital or capital stock, as the case may be, or long-term debt of the Guarantor or any of its subsidiaries (including the Issuer) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries (including the Issuer), otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus;

(h)          At the Closing Date, the Securities shall be rated at least “A1” by Moody’s Investors Service, Inc. and “AA-” by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and the Issuer shall have delivered to the Representatives a letter from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.  On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Guarantor’s or the Issuer’s debt securities, if any, or the financial strength, claims paying ability or financial enhancement rating of any of the Guarantor’s subsidiaries (including the Issuer) by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s or Company’s debt securities or the financial strength, claims paying ability or financial enhancement rating of any of the Guarantor’s subsidiaries (including the Issuer);

(i)           The Issuer shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j)           The Issuer and the Guarantor shall have furnished or caused to be furnished to you at the Closing Date certificates of officers of the Issuer and of the Guarantor, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Issuer and the Guarantor, respectively, herein at and as of the Closing Date, as to the performance by the Issuer and the Guarantor, respectively, of all of their respective obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters as you may reasonably request, and the Issuer and the Guarantor shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

7.            (a)  The Issuer and the Guarantor, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuer and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by any Underwriter through the Representatives expressly for use therein; and provided, further, that the Issuer shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage, or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Issuer has previously furnished copies thereof in sufficient quantity to such Underwriter and sufficiently in advance of the Closing Date to allow for distribution by the Closing Date and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage or liability.

(b)          Each Underwriter will severally and not jointly indemnify and hold harmless the Issuer and the Guarantor against any losses, claims, damages or liabilities to which the Issuer or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Issuer and the Guarantor for any legal or other expenses reasonably incurred by the Issuer or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Issuer and the Guarantor under this Section 7 shall be in addition to any liability which the Issuer and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and the Guarantor (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Issuer or the Guarantor) and to each person, if any, who controls the Issuer or the Guarantor within the meaning of the Act.

8.            (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Issuer and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Issuer and the Guarantor that you have so arranged for the purchase of such Securities, or the Issuer and the Guarantor notify you that they have so arranged for the purchase of such Securities, you or the Issuer/the Guarantor shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Issuer and the Guarantor agree to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this

Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you, on the one hand, and the Issuer and the Guarantor, on the other hand, as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at the Closing Date, then the Issuer and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you, on the one hand, and the Issuer and the Guarantor, on the other hand, as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Securities to be purchased at the Closing Date, or if the Issuer/the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Issuer or the Guarantor, except for the expenses to be borne by the Issuer and the Guarantor or the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.            This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “Exchange”); (ii) a suspension or material limitation in trading in the Guarantor’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus;

10.          The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Issuer, or the Guarantor, or any officer or director or controlling person of the Issuer or of the Guarantor and shall survive delivery of and payment for the Securities.

11.          If this Agreement shall be terminated pursuant to Section 8 hereof, neither the Issuer nor the Guarantor shall then be under any liability to any Underwriter except as provided in Sections 5 and 7 hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Issuer/the Guarantor as provided herein, the Issuer and the Guarantor will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including properly documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Issuer and the Guarantor shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5 and 7 hereof.

12.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Banc of America Securities LLC, 9 West 57th Street, NY1-301-2M-01 New York, New York 10019, Attention: High Grade Capital Markets Transaction Management, and J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: High Grade Debt Capital Market - Syndicate Desk; and if to the Issuer or the Guarantor shall be delivered or sent by mail or facsimile transmission to the address of the Issuer or of the Guarantor, as the case may be, set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Issuer or the Guarantor by you on request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuer and the Guarantor and, to the extent provided in Sections 7 and 10 hereof, the officers and directors of the Issuer and each person who controls the Issuer, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.          Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Issuer or the Guarantor brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Guarantor has appointed the Issuer as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Guarantor shall be deemed, in every respect, effective service of process upon the Guarantor.

15.          Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18.          The Issuer and the Guarantor are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us, one for the Issuer, one for the Guarantor and one for each of the Representatives plus one for each counsel, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Issuer and the Guarantor.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Guarantor for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Assured Guaranty US Holdings Inc.

By:
Name:
Title:

Assured Guaranty Ltd.

By:
Name:
Title:

Accepted as of the date hereof at New York,
New York.

Banc of America Securities LLC

By:
Name:
Title:

J.P. Morgan Securities Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

Schedule I

Principal Amount of the Securities to Be Purchased

Underwriter

Banc of America Securities LLC
J.P. Morgan Securities Inc.

Total	$200,000,000

ANNEX I

DESCRIPTION OF COMFORT LETTER

FOR REGISTRATION STATEMENT ON FORM S-1

Pursuant to Section 6(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)           They are independent certified public accountants with respect to the Guarantor and its subsidiaries (including the Issuer) within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)          In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the [unaudited consolidated interim financial statements,] selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from consolidated audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the “Representatives”);

(iii)        To the extent applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Guarantor and its subsidiaries (including the Issuer) who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(1) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv)         To the extent applicable, the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor and its subsidiaries (including the Issuer) for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements [for such five fiscal years] were included in the Registration Statement;

(v)          They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform

Annex I-1

in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi)         On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries (including the Issuer), inspection of the minute books of the Guarantor and its subsidiaries (including the Issuer) since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries (including the Issuer) responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)         to the extent applicable, (1) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (2) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B)         to the extent applicable, any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C)         to the extent applicable, the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D)         any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)          as of at March 31, 2004, there was any change in the common stock, increase in long-term debt or decrease in consolidated shareholders’ equity as compared with amounts shown in the December 31, 2003 combined

Annex I-2

balance sheet included in the Registration Statement, and for the period from January 1, 2004 to March 31, 2004, there was any decrease, as compared to the corresponding period in the preceding year, in consolidated total revenues or consolidated net income, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

(F)          as of specified date not more than five days prior to the date of such letter, there was any change in the common stock, increase in long-term debt or decrease in consolidated shareholders’ equity (excluding the impact of realized and unrealized gains and losses on derivative financial instruments and investments) as compared with amounts shown in the December 31, 2003 combined balance sheet included in the Registration Statement, or for the period from January 1, 2004 to the specified date referred to above, there was any decrease, as compared to the corresponding period in the preceding year, in consolidated total revenues or consolidated net income (excluding the impact of realized or unrealized gains and losses on derivative financial instruments and investments) as compared with the comparable period of the preceding year, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)        In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Guarantor and its subsidiaries (including the Issuer), which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries (including the Issuer) and have found them to be in agreement.

Annex I-3